Exhibit 24.1
SUBSTITUTE POWER OF ATTORNEY

Under the terms of powers of attorney (each, a “Power of Attorney”) previously filed with the U.S. Securities and Exchange Commission, the undersigned was appointed an attorney-in-fact for the following individuals to, among other things, execute for and on behalf of the following individuals any Forms 3, 4 and 5 or any amendments thereto, in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder:

David H. Dupuy
Alan Gardner
Claire Gulmi
Robert Z. Hensley
Leigh Ann Stach
R. Lawrence Van Horn
Timothy G. Wallace

In accordance with the authority granted under each Power of Attorney, including the power of substitution, the undersigned hereby appoints Nathanael P. Kibler as substitute attorney-in-fact, on behalf of the individuals listed above, with the power to exercise and execute all of the powers granted or conferred in the original Power of Attorney. This Substitute Power of Attorney shall not revoke the powers granted to the undersigned in any Power of Attorney.

This Substitute Power of Attorney shall remain in full force and effect until the underlying Power of Attorney is revoked or terminated, unless earlier revoked by the undersigned in a signed writing.

Dated: May 3, 2021

/s/ Christopher M. Douse
Name: Christopher M. Douse
Title: Attorney-in-Fact